Exhibit 99.1

Legend International Holdings Inc Announces Positive and Robust Results from Wengfu’s Feasibility Study for Legend’s Paradise Phosphate Project

MELBOURNE, Australia--(BUSINESS WIRE)--July 23, 2010--Legend International Holdings, Inc (OTCBB:LGDI) is pleased to announce positive and robust results from the recently completed feasibility study for Legend’s Paradise Phosphate Project conducted by Wengfu Group Ltd of China (“Wengfu”). The results of the feasibility study have confirmed that development of the project is technically and economically viable. The financial model is robust across a number of market scenarios and Legend management believe that studies currently being conducted on project expansion will add significant further value. For a full detailed summary of the results of the feasibility study please see the Form 8-K release available on Legend’s website www.lgdi.net

Highlights include:

•	Paradise Phosphate Project Feasibility Study completed on schedule confirming the technical and financial viability of the base case development scenario

•	US$11 billion total revenue over 30 years

•	US$2.6 billion total free cash flow after tax and capital

•	Pre-tax IRR of 25.5%

•	Pre-tax NPV of US$1.5 billion.

•	Average annual EBITDA of US$151 million

•	Average annual free cash flow after tax of US$113 million

•	US$210 DAP cash operating margin for 600ktpa production

•	Significant revenue boost of US$28.55 million per year from sale of aluminium fluoride by-product

•	Total capital cost of US$808.16 million (includes working capital)

•	Capital payback period of 5 years

Wengfu is the one of the largest phosphate fertilizer producers in China, and has developed two phosphate mines in Guizhou Province and beneficiation, fertilizer and chemical plants in Guizhou, Gansu and Sichuan Provinces, China. Wengfu produces over 2.5 million tonnes of finished fertilizer products. Wengfu also has a large research and development arm which has enabled Wengfu to produce many speciality phosphate chemical products. Wengfu has a large global network in the phosphate fertilizer industry and exports fertilizer to over twenty countries worldwide including Australia and New Zealand. Wengfu is also currently contracted to provide engineering, procurement and construction services for the large phosphate fertilizer Ma’aden Beneficiation Project in Saudi Arabia. Wengfu are recognised internationally as experts in the phosphate fertilizer and chemical industry.

The feasibility study, as summarized in Table 1 below, outlines the base case for the project. A Feasibility Expansion Study on increased production scenarios is due for completion by the end of quarter 3, 2010. The financial summary below is based on a 100% project basis (ungeared).

SUMMARY OF THE PARADISE FEASIBILITY STUDY RESULTS

Summary
Mineral Resource1	81Mt @ 18.1% P2O5
Mine Life	+30 yrs
Total DAP Production - 30 yrs	18Mt
Total DAP/MAP/AlF3 Revenue Generated (30 yrs)	US$11,046M
Total Free Cash Flow (after tax and capital, 30 yrs)	US$2,647M
Annual Production (DAP/MAP/AlF3)	600Kt MAP/DAP, 15Kt AlF3
Average Annual EBITDA	US$151M
Average Annual Free Cash after tax	US$113M
Development Capital	US$808M
*Capital Payback	5 yrs
Life of Mine Average DAP Price (fob Townsville)	US$531/t
DAP Cash Operating Cost (fob Townsville)	US$321.3/t
DAP Cash Operating Margin	US$209.7/t
*Pre Tax IRR	25.5%
*Pre Tax NPV8.0%	US$1,527M
*After Tax IRR	20.1%
*After Tax NPV8.0%	US$967M

* DAP selling price and raw material input costs adjusted for inflation

Table 1. Economic Summary of Paradise Feasibility Study Results

The above summary of the Paradise feasibility study economics is most sensitive to the estimated long term DAP price. According to the financial model a 5% change in the estimated DAP price creates a 1.9% change in the after tax IRR (addition/subtraction of 1.9% to/from IRR of 20.1%) and an 18.7% change in the after tax NPV8.0% (addition/subtraction of US$180.6M to/from US$967M). However, these sensitivities assume that a change in the DAP price is unrelated to any changes in input raw materials i.e. it is reflecting a change in the value of phosphate or P2O5 only. In reality, changes in DAP price may be reflecting changes in sulfur and ammonia raw material inputs, and will therefore not affect the IRR or NPV in the exact order of magnitude stated above. Therefore any downside may not be as severe for lower DAP prices.

DAP prices on average are expected to remain close to current levels and a 10 year long term average of US$445/t fob US Gulf (Tampa, FL) has been used in this feasibility study. This estimate is within 2% of British Sulphur Consultants 10 year forecast average (BSC’s Phosphoric Acid, DAP, MAP & TSP Ten Year Outlook 2009). From 2019 onwards phosphate prices are estimated to continue rising due to strong demand from a growing population and depleting worldwide resources. Legend has used the 10 year average price as its base case scenario and adjusted it to represent an import parity price to report fob Townsville prices. Legends fob Townsville price for DAP is therefore the equivalent of the fob US Gulf price plus the forecast freight rate from Tampa to Townsville. The 10 year average forecast shipping rate is US$86/t (provided by Braemar Shipping Services Plc) which, when added to the 10 year average DAP fob Tampa price, gives a 10 year average fob Townsville price of US$531/tonne on import parity pricing.

Legend’s cash margin for producing 1 tonne of DAP is currently estimated at US$209.7 using the estimated cash operating costs of US$321.3/t and the long term estimated average of US$531/t fob Townsville. British Sulphur Consultants (a division of the CRU Group) in its Phosphoric Acid, DAP, MAP & TSP Ten Year Outlook 2009 estimated that the cash margin required to justify a new phosphate chemical complex with an output of 736 ktpa DAP with an estimated capital cost of around US$750 million would be about US$180 per tonne of DAP. Legends estimated cash margin of $209.7 per tonne of DAP is well above CRU’s estimated margin needed to justify a new phosphate fertilizer complex.

The capital cost estimated by CRU is for a chemical complex that consists of a 736 ktpa DAP plant, a 350 ktpa phosphoric acid plant, and a captive 1,300 ktpa phosphate rock mine with beneficiation plant. Legend’s capital cost estimate in the feasibility study is for a 600 ktpa DAP plant, 300 ktpa phosphoric acid plant and a captive 1,000 ktpa phosphate rock mine. Once differences in size are accounted for and costs for the AlF3 plant, the transport infrastructure and the working capital are deducted from Legends estimate, the two estimates are comparable and within 10%.

The Paradise Phosphate Project will provide significant employment opportunities to the local Mt Isa region. The total estimated number of jobs directly and indirectly created by the project is approximately 2850 for the base case scenario and up to 6000 for the expanded scenarios.

FINANCE

Wengfu will finalize their level of equity involvement and facilitation of financing after completion of the Feasibility Expansion Study due by the end of quarter 3, 2010. Legend has also been approached by a number of other international fertilizer industry corporations to discuss equity investment and financing assistance for development of the project. These discussions will be progressed aggressively over the next few months to ensure that project planning and execution remains on schedule.

FULL REPORT

A full detailed summary is available on Legends website (www.lgdi.net) outlining the following areas of the feasibility study:-

•	PROJECT OVERVIEW

•	MINERAL RESOURCES

•	MINING

•	PROCESSING & LOGISTICS

•	INFRASTRUCTURE

•	EMPLOYMENT

•	CAPITAL COST ESTIMATE

•	OPERATING COST ESTIMATE

•	MARKETING

•	ENVIRONMENT & TENURE

•	IMPLEMENTATION SCHEDULE

BROADCAST CONFERENCE CALL

Legend will be holding a broadcast conference call on Monday, July 26, 2010 at 10am Eastern Time to present the details of the Feasibility Study results. Please dial in with the details provided below:-

Dial-in: +1 800 860-2442 (US Toll-Free)
+1 412 858-4600 (International)
Ask for the Legend International Call

* * * * *

Replay, available for 7 days
+1 877 344-7529 (US Toll-Free)
+1 412 317-0088 (International)
Code: 442864 #

* * * * *

1 Mineral resources (“resources”) have been calculated as at May 10, 2010 in accordance with JORC Code (2004) guidelines. For United States reporting purposes, Industry Guide 7, (under the Securities and Exchange Act of 1934), as interpreted by Staff of the SEC, applies different standards in order to classify mineralization as a reserve. Accordingly, for U.S. reporting purposes, Paradise North is classified as non reserve mineralized material. In addition, while the terms “measured”, “indicated” and “inferred” mineral resources are required pursuant to the JORC Code, the U.S. Securities and Exchange Commission does not recognize such terms. JORC standards differ significantly from the requirements of the U.S. Securities and Exchange Commission, and mineral resource information contained herein is not comparable to similar information regarding mineral reserves disclosed in accordance with the requirements of the U.S. Securities and Exchange Commission.

U.S. investors should understand that “inferred” mineral resources have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. In addition, U.S. investors are cautioned not to assume that any part or all of Legend’s mineral resources constitute or will be converted into reserves.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s fiscal 2009 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

CONTACT:

Legend International Holdings, Inc.
Mr. Joseph Gutnick, +011 613 8532 2866
Chief Executive Officer
Fax: +011 613 8532 2805
josephg@axisc.com.au

or

General Manager Business
New York Office
Tel: (212) 223 0018
Fax: (212) 223 1169
legendinfo@axisc.com.au